UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-33009	56-2248952
(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 708-6600
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-3.1
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
On November 19, 2010, the Board of Directors of MedCath Corporation (“MedCath”) approved a form of indemnification agreement to be entered into by MedCath with each of its directors and officers. The agreement provides that MedCath will indemnify each director or officer, to the fullest extent authorized or permitted by MedCath’s certificate of incorporation, bylaws or Delaware law, against any and all expenses that he or she incurs in connection with the investigation, defense, settlement, or appeal of a claim, subject to certain limitations, and to advance such expenses as they are incurred. The advancement of expenses is subject to an undertaking by the director or officer to repay all of such advances if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to indemnification.
The form of indemnification agreement also sets out, among other things, the process for determining entitlement to indemnification and the procedures for enforcement of indemnification rights.
The rights of each director or officer party to an Indemnification Agreement are in addition to any other rights such person may have under MedCath’s certificate of incorporation, bylaws or otherwise under Delaware law.
The foregoing summary is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.1 hereto.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
MedCath’s Board of Directors also approved on November 19, 2010 an amendment to MedCath’s Bylaws (the “Amendment”) that added a new article to the Bylaws regarding the indemnification and advancement of expenses to “covered persons” (as defined in the Amendment). Under the terms of the Amendment, MedCath will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (each a “covered person”) who was, is or who is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of MedCath or, while a director or officer of MedCath, is or was serving at MedCath’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such covered person. These individuals will also be entitled to an advancement from MedCath for any expenses incurred prior to the final disposition of any proceeding upon receipt of an undertaking by the covered person to repay all amounts so advanced if it is ultimately determined that the covered person is not entitled to indemnification under MedCath’s bylaws or otherwise. The Amendment became effective upon adoption.
The foregoing summary is qualified in its entirety by reference to the Amendment to Bylaws of MedCath Corporation dated November 19, 2010, a copy of which is filed as Exhibit 3.1 hereto.

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Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Amendment to Bylaws of MedCath Corporation dated November 19, 2010.
10.1	Form of Indemnification Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
By:	/s/ James A. Parker
Executive Vice President and
Chief Financial Officer

Dated: November 26, 2010

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INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Bylaws of MedCath Corporation dated November 19, 2010.
10.1	Form of Indemnification Agreement

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